EXHIBIT 10.1.3

Terms for Consumer Report User Agreement                           NONEMPLOYMENT
Amended September 1, 1997

This agreement by and between Avert, Inc. and the company named below ("User") and/or its designated agent(s), consists of the following understandings and conditions:


User certifies and agrees to:

1. Use the services of and the reports received from Avert in strict compliance with the provisions of 15 U.S.C. 1681 et. seq. (Fair Credit Reporting Act, and all other applicable federal and state laws and regulations.

2. Use the information provided by Avert for the user's exclusive use only, except to disclose said information to the subject of the report.

3. Order and use Avert services and reports only for the permissible purposes indicated on the reverse side of these terms.

4. Ensure that reports will be requested only by the User's designated representatives and forbid employees from obtaining reports on themselves, associates or any other person except in the exercise of their official duties.

5. Recognize that information is obtained and managed by fallible sources, and that for the fee charged, Avert does not guarantee or insure the accuracy or the depth of information provided.

6. Assume responsibility for the final verification of the applicant's identity.

7. Base or any actions on the User's lawful policies and procedures and recognize that Avert employees are not allowed to render any legal opinions regarding information contained in a consumer report.

8. Pay for services based on a statement system similar to ones used by telephone companies. Terms are NET 30 days. Accounts in arrears will assume a finance charge of 2% per month or the highest lawful rate, whichever is less. If an account goes to collection, User agrees to pay all expenses, including reasonable legal fees.

9. Provide two trade references and a bank reference, included with this agreement.

10. Be aware that, if an account remains inactive for twelve consecutive months, it may be closed and a new User Agreement may be required to reopen the account.

11.  Acknowledge that a facsimile of this agreement is as valid as an original.

12. Recognize that in order to remain in compliance with laws and regulations governing consumer reporting agencies, Avert may make modifications to this agreement from time to time. These modifications may be mailed to the User and the User's use of Avert's services after the date specified in the communication will be construed as your agreement and implied consent to these modifications.

Avert agrees to:

1. Comply with all applicable laws in the preparation and transmission of reports as defined in 15 USC-1681 et seq, regulated by the Federal Trade Commission.

2. Follow reasonable quality assurance procedures to assure maximum possible accuracy of information.

3. Re-verify at no cost any disputed report when either the User or the subject makes a request in accordance with applicable law. Avert's response shall be made in writing and delivered in a timely manner.

4. Maintain consumer report information and transaction details for a minimum of two years. During an inquiry, the subject of the report has the right to learn the name of the User ordering information and has the right to receive a copy of the report ordered by the User when a lawful request is made to Avert.

5. Provide all information to the consumer as required by the Fair Credit Reporting Act.

6.   Maintain   confidentiality   of  its  data   acquisition  and  verification
     methodology.

7.   Avert may, at its sole discretion, terminate service to any user.

Consumer Report User Agreement

Please  read both sides and  complete  this  agreement,
attach a check or provide  credit card  information  as
payment of the  $50.00  set up fee,  and mail to Avert.
You will be billed NET 30 days for Avert  products  and
services.  When your  account is  established,  we will
call you with you  customer  number and send you a copy
of this agreement.  The security and  dissemination  of
this unique customer number are the  responsibility  of
the  person  signing  this  agreement  for the  User as
defined  on  the  back.   Avert  will  neither  release          AVERT
information nor take orders for services unless the Your Customer Number Is customer number is provided. If you are dissatisfied for any reason, notify Avert in writing within 30 days ----------------------- of the date you signed this agreement. Your account will be closed and your setup fee (less any charges for
products  and  services   ordered)  will  be  refunded.

                          Delivery Address for Reports
           One address must be the physical location of your company.


Business Name (User)
                    ------------------------------------------------------------
Address
        ------------------------------------------------------------------------
                      City                       State            Zip Code

Phone#                                       Fax #
       ------------------------------------       ------------------------------
Contact Name(s)
               -----------------------------------------------------------------
               First                     Last                        Title

                                 Billing Address
                            Invoices to be sent here.

Business Name (User)
                     -----------------------------------------------------------
Address
        ------------------------------------------------------------------------
                      City                       State            Zip Code
Phone#                                     Fax #
       -----------------------------------       -------------------------------
Contact Name(s)
               -----------------------------------------------------------------
               First                     Last                         Title

1. Please describe your company's business.
   -----------------------------------------------------------------------------

2. List approximate number of employees.
                                        ----------------------------------------
3. How long has your company been in business?
                                               ---------------------------------
4. Is your company in a: [] Commercial [] Residential [] Other (please explain) location?
   -----------------------------------------------------------------------------

5. Permissible purposes for which reports are obtained from Avert (check all that apply to your account):

[] Legitimate business nee in connection with a transaction initiated by the consumer.

[] For the underwriting of insurance as a result of an application from a consumer.

[] For the extension of credit as a result of an application from the consumer or the review or collection of a consumer's account.

[] For use by a potential investor or servicer, or current insurer, in a valuation of, or an assessment of, the credit or repayment risks associated with an existing credit obligation.

6. Identify two principals (or owners) of your business, or, if your company stock is traded on a recognized stock exchange give symbol and exchange.

   Name:                         Title:                          Phone:
         -----------------------        ---------------------          ---------
   Name:                         Title:                          Phone:
         -----------------------        ---------------------          ---------
   Symbol:                              Exchange:
          -----------------------------           ------------------------------

7. Check here to join AVERTadvantage for $10/month.  [ ]

8. If paying $50 setup fee by credit card, please complete the following:

   Credit Card:                      Card Number:
                --------------------             -------------------------------
   Cardholder Name:                                Expiration Date:
                   -------------------------------                 -------------
     User certifies that the "Terms for Consumer Report User Agreement" on the back of this page have been read and agrees to the terms as written.


X
 -------------------------------------------------------------------------------
 User Authorized Signature               Title                              Date


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Avert, Inc. Authorized Signature         Title                              Date

Consumer Report User Agreement Trade and Bank References

Consumer Name:
              ------------------------------------------------------------------

To become an Avert customer, please submit two current trade references and one bank reference. Include contact names, phone numbers, and account numbers. Understand that signature below authorizes any references to provide account information and balance, account status, and length of business.

Trade:

1.
   -----------------------------------------------------------------------------
   Name                                                          Phone

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Address


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Account Number

2.
   -----------------------------------------------------------------------------
   Name                                                          Phone

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Address


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Account Number



Bank:

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Name                                                              Phone


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Address


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Account Number


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User Authorized Signature                                              Date